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Exhibit 99.1

News Release

For Immediate Release
Investor Contact: Media Contact:	Ann T. Scott Scott McCarty	303-460-3537, ascott@ball.com 303-460-2103, smccarty@ball.com

Ball Corporation Announces Public Offering
Of Senior Unsecured Notes

BROOMFIELD, Colo., March 2, 2006—Ball Corporation [NYSE: BLL] announced today that it plans to make a public offering of $450 million in aggregate principal amount of senior unsecured notes. The proceeds from the notes offering, together with proceeds from borrowings under a new term loan facility under the company's existing credit agreement, will be used to finance the previously announced acquisitions of U.S. Can Corporation's United States and Argentinean operations and certain North American plastic bottle container assets of Alcan Packaging. The offering is subject to market and other conditions, including the consummation of the U.S. Can Corporation acquisition.

The offering will be made under Ball's shelf registration statement filed with the Securities and Exchange Commission on March 1, 2006, and is expected to price the week of March 6, 2006.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities will be made only by means of a prospectus and related prospectus supplement. When available, copies of the prospectus and related prospectus supplement may be obtained from Lehman Brothers Inc., Prospectus Department, 745 Seventh Avenue, New York, New York 10019; Deutsche Bank Securities Inc., Prospectus Department, 60 Wall Street, New York, New York 10005; J.P. Morgan Securities Inc., Prospectus Department, ADP IDS, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Post-Sale Fulfillment; and Banc of America Securities LLC, Prospectus Department, 100 West 33rd Street, Third Floor, New York, New York 10001.

Ball Corporation is a supplier of high-quality metal and plastic packaging products and owns Ball Aerospace & Technologies Corp., which develops sensors, spacecraft, systems and components for government and commercial customers. Ball reported 2005 sales of $5.8 billion and the company employs 13,100 people worldwide.

Forward-Looking Statements
This news release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," and variations of same and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including in Exhibit 99.2 in our Form 10-K. These filings are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in consumer and customer demand and preferences; availability and cost of raw materials, including recent significant increases in resin, steel, aluminum and energy costs, and the ability to pass such increases on to customers; competitive packaging availability, pricing and substitution; changes in climate and weather; fruit, vegetable and fishing yields; industry productive capacity and competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including those associated with our beverage can end project; the German mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; changes in foreign exchange rates, tax rates and activities of foreign subsidiaries; and the effect of LIFO accounting. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: acquisitions, joint ventures or divestitures; regulatory action or laws including tax, environmental and workplace safety; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

7/06

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Ball Corporation Announces Public Offering Of Senior Unsecured Notes